Exhibit 10.1

RTI BIOLOGICS, INC.

2010 EQUITY INCENTIVE PLAN

1. Background. The purpose of the RTI Biologics, Inc. 2010 Equity Incentive Plan (the “Plan”) is to facilitate the ability of RTI Biologics, Inc., a Delaware corporation (the “Corporation”), and its Affiliates (as defined below) to attract, motivate and retain key personnel through the use of equity-based incentive compensation awards (“Awards”).

2. Certain Definitions. Under the Plan, except where the context otherwise indicates, the following definitions shall apply:

(a) “Affiliate” shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(b) “Board” shall mean the Board of Directors of the Corporation.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” shall mean shares of the Corporation’s common stock, par value of $.001 per share.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f) “Fair Market Value” of a share of Common Stock, as of any date, shall mean, unless otherwise required by the Code or determined by the Committee:

(i) the last reported sale price of the Common Stock on the Nasdaq National Market or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or

(ii) if such Common Stock shall then be listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

(iii) if such Common Stock shall not be quoted on such National Market nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

(iv) if none of the foregoing is applicable, then the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee (as defined below) in its discretion.

(g) “Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(h) “Performance-Based Exemption” shall mean the qualified performance-based compensation exemption from the deduction limitation provisions of Section 162(m) of the Code.

(i) “Securities Act” shall mean the Securities Act of 1933, as amended.

3. Administration.

(a) Committee. The Plan shall be administered by the Board or a committee (the “Committee”) comprised of at least two members of the Board, each of whom shall qualify as an “outside director” within the meaning of Section 162(m) or the Code and as a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act. If for any reason the Committee does not satisfy the requirements of the preceding sentence, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee. The members of the Committee shall be appointed by and serve at the pleasure of the Board.

(b) Responsibility and Authority of Committee. Subject to the provisions of the Plan, the Committee, acting in its discretion, shall have responsibility and full power and authority to (1) select the persons to whom Awards shall be made, (2) prescribe the terms and conditions of each Award and make amendments thereto, (3) construe, interpret and apply the provisions of the Plan and of any Grant Agreement, and (4) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Corporation’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

(c) Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.

(d) Committee Actions. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decisions of the Committee as to any disputed question arising in connection with the Plan and any Award made under the Plan, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

(e) Indemnification. The Corporation shall indemnify and hold harmless each member of the Committee (or person, group or subcommittee appointed by the Committee) and any employee or director of the Corporation or of an Affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

4. Limitations on Awards Under the Plan.

(a) Aggregate Share Limitation. The number of shares of Common Stock that may be issued under the Plan may not exceed 5,000,000. Subject to applicable law, shares are not considered issued for this purpose if such shares are (1) covered by the unexercised portion of an option that terminates, expires, is canceled or is settled in cash, (2) repurchased by the Corporation or forfeited by the recipient of an Award, (3) subject to an Award that is forfeited, canceled, terminated or settled in cash, or (4) withheld or surrendered as payment of the exercise or purchase price under an Award or the tax withholding obligations associated with the exercise, vesting or settlement of an Award.

(b) Annual Individual Award Limitations. The maximum number of shares of Common Stock covered by options and stock appreciation rights (“SARs”) granted to an employee in a calendar year is 500,000. The maximum number of shares that may be earned by an employee with respect to any calendar year pursuant to Awards under Section 9 (that are intended to qualify for the Performance-Based Exemption), other than options and SARs, is 100,000. Any unused portion of the annual limitation on such performance-based Awards that may be earned by an employee may be carried forward on a cumulative basis.

(c) Special Rules. For purposes of applying the limitations of Section 4(b), (1) an employee’s Award is “earned” upon satisfaction of the applicable performance condition(s), without regard to whether settlement of the Award is deferred or remains subject to a continuing service or other non-performance based condition, and (2) an employee’s annual performance limit is “used” at the time of grant of the Award, without regard to whether the Award is subsequently earned.

5. Eligibility. The Corporation may grant Awards under the Plan to any present or future directors, officers, other employees and other key personnel (including, consultants) of the Corporation or an Affiliate.

6. Stock Option Awards.

(a) General. Stock options granted under the Plan shall have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. The Committee may impose restrictions on shares acquired upon, and/or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to, the exercise of options granted under the Plan.

(b) Minimum Exercise Price. The exercise price per share of Common Stock covered by an option may not be less than 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (110% in the case of “incentive stock options” (within the meaning of Section 422 of the Code) granted to an employee who is a 10% stockholder within the meaning of Section 422(b)(6) of the Code).

(c) Limitation on Repricing of Options. Unless and except to the extent otherwise approved by the stockholders of the Corporation, the “repricing” of options granted under the Plan shall not be permitted. For this purpose, “repricing” means: (1) amending the terms of an option after it is granted to lower its exercise price, (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) canceling an option at a time when its exercise price is equal to or greater than the fair market value of the underlying shares, in exchange for another option, restricted stock or other equity; provided, however, that a cancellation, exchange or other modification to an option that occurs in connection with a merger, acquisition, spin-off or other corporate transaction, including under Section 10 (relating to capital and other corporate changes) shall not be deemed a repricing. A cancellation and exchange described in clause (3) of the preceding sentence shall be considered a repricing regardless of whether the option, restricted stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the optionee.

(d) Maximum Duration. Unless sooner terminated in accordance with its terms, an option shall automatically expire on the tenth anniversary of the date it is granted (the fifth anniversary of the date it is granted in the case of an “incentive stock option” granted to an employee who is a 10% stockholder).

(e) Effect of Termination of Employment or Other Service. At the time an option is granted or, if no rights of the optionee are thereby reduced, thereafter, the Committee may establish such exercisability and other conditions applicable to the option following the termination of the optionee’s employment or other service with the Corporation and its Affiliates as the Committee deems appropriate. Notwithstanding the foregoing, no extension of exercisability or other modification of an option or SAR is permitted if and to the extent such extension or other modification would cause the option or SAR to be subject to Section 409A of the Code.

(f) Nontransferability. No option shall be assignable or transferable except upon the optionee’s death to a beneficiary designated by the optionee in a manner prescribed or approved for this purpose by the Committee, or if there is no designated beneficiary or if no designated beneficiary shall survive the optionee, pursuant to the optionee’s will or by the laws of descent and distribution. During an optionee’s lifetime, options may be exercised only by the optionee or the optionee’s guardian or legal representative. Notwithstanding the foregoing, the Committee may permit the inter vivos transfer of an optionee’s options (other than options designated as “incentive stock options”) by gift to any “family member” on such terms and conditions as the Committee deems appropriate. For this purpose, a “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the optionee’s household (other than a tenant or employee), a trust in which such persons have a majority of the beneficial interest, a foundation in which the management of assets is controlled by such persons (or the optionee), and any other entity in which a majority of voting interests are owned by such persons (or the optionee).

(g) Manner of Exercise. An outstanding and exercisable option may be exercised by transmitting to the Secretary of the Corporation (or other person designated for this purpose by the Committee) a written notice identifying the option that is being exercised and specifying the number of shares to be purchased pursuant to that option, together with payment of the exercise price, and by satisfying the applicable tax withholding obligations pursuant to Section 11. The Committee, acting in its sole discretion, may permit the exercise price to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure to the extent permitted by law, in the form of unrestricted shares of Common Stock (to the extent of the fair market value thereof) if the surrender or withholding of such shares does not result in the recognition of additional accounting expense by the Corporation or, subject to applicable law, by any other form of consideration deemed appropriate. In addition, the Committee may permit optionees to elect to defer the delivery of shares representing the profit upon exercise of an option, subject to such terms, conditions and restrictions as the Committee may specify.

(h) Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until payment of the exercise price and the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Corporation.

7. Stock Awards. The Committee may grant stock Awards upon such terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. A stock Award may take the form of the issuance and transfer to the recipient of shares of Common Stock or a grant of stock units representing a right to receive shares of Common Stock in the future and, in either case, may be subject to designated vesting conditions and transfer restrictions.

(a) Minimum Purchase Price. The purchase price payable for shares of Common Stock transferred pursuant to a stock Award must be at least equal to their par value, unless other lawful consideration is received by the Corporation for the issuance of the shares or treasury shares are delivered in connection with the Award.

(b) Stock Certificates for Non-Vested Stock. Shares of Common Stock issued pursuant to a non-vested stock Award may be evidenced by book entries on the Corporation’s stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for shares is issued before the stock Award vests, the certificate shall bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the shares, and the Corporation may require that any or all such stock certificates be held in custody by the Corporation until the applicable conditions are satisfied and other restrictions lapse. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares issued pursuant to non-vested stock Awards, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the Award.

(c) Stock Certificates for Vested Stock. The recipient of a stock Award that is or becomes vested shall thereupon be entitled to receive a certificate, free and clear of conditions and restrictions (except as may be imposed in order to comply with applicable law), for the vested shares covered by the Award, subject, however, to the payment or satisfaction of withholding tax obligations in accordance with Section 11. The delivery of vested shares covered by an Award of stock units may be deferred if and to the extent provided by the terms of the Award or directed by the Committee; provided that any such deferral complies with the distribution and election timing requirements of Section 409A of the Code.

(d) Rights as a Stockholder. Unless otherwise determined by the Committee, (1) the recipient of a stock Award shall be entitled to receive dividend payments (or, in the case of an Award of stock units, dividend equivalent payments) on or with respect to the shares that remain covered by the Award (which the Committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying Award), (2) the recipient of a non-vested stock Award may exercise voting rights if and to the extent that shares of Common Stock have been issued to the recipient pursuant to the Award, and (3) the recipient shall have no other rights as a stockholder with respect to such shares unless and until the shares are issued to the recipient free of all conditions and restrictions under the Plan.

(e) Nontransferability. With respect to any stock Award, unless and until all applicable vesting conditions, if any, are satisfied and vested shares are issued, neither the stock Award nor any shares of

Common Stock issued pursuant to the Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Corporation in accordance with the terms of the Award or the Plan. Any attempt to do any of the foregoing before such time shall be null and void and, unless the Committee determines otherwise, shall result in the immediate forfeiture of the shares or the Award, as the case may be.

(f) Termination of Service Before Vesting; Forfeiture. Unless the Committee determines otherwise at or after the time of the grant, a non-vested stock Award shall be forfeited upon the recipient’s termination of employment or other service with the Corporation and its Affiliates. If a non-vested stock Award is forfeited, any certificate representing shares subject to such Award shall be canceled on the books of the Corporation and the recipient shall be entitled to receive from the Corporation an amount equal to the purchase price, if any, paid for such shares. If an Award of stock units is forfeited, the recipient shall have no further right to receive the shares of Common Stock represented by such units.

8. Other Equity-Based Awards. The Committee may grant SARs, dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based Awards to eligible persons, subject to such terms and conditions as it may establish. Awards made pursuant to this Section may entail the transfer of shares of Common Stock to an Award recipient or the payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of applicable tax and/or other laws. Shares of Common Stock covered by an Award made under this Section shall be deemed to have been issued under the Plan for the purpose of applying the aggregate share limitation of Section 4(a) if and when such shares or the Award to which such shares relate shall become vested. An SAR constitutes a conditional right of the recipient to receive, in cash or shares of equivalent value (as determined by the Committee, in its sole discretion), an amount equal to the fair market value of a share at an exercise or designated settlement date minus a specified base price, which shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

9. Performance-Based Awards.

(a) General. The Committee may condition the grant, exercise, vesting or settlement of Awards on the achievement of specified performance goals. The provisions of this Section shall apply to a performance-based Award that is intended to qualify for the Performance-Based Exemption (other than an option or an SAR). Any performance-based Award that is not intended to qualify for the Performance-Based Exemption may, but shall not be required, to satisfy the terms and conditions of this Section. The performance period during which achievement of such performance goals may be measured may be any period specified by the Committee.

(b) Objective Performance Goals. A performance goal established in connection with an Award covered by this Section must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date when fulfillment is substantially uncertain not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period, and (3) based on any one or more of the following business criteria applied to an individual, a subsidiary, a business unit or division, or the Corporation and any one or more of its subsidiaries or Affiliates as a group, all as determined by the Committee:

(i) total revenue or any key component thereof;

(ii) operating income, pre-tax or after-tax income from continuing operations, EBITA, EBITDA or net income;

(iii) cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

(iv) earnings per share or earnings per share from continuing operations (basic or diluted);

(v) return on capital employed, return on invested capital, return on assets or net assets;

(vi) after-tax return on stockholders’ equity;

(vii) economic value created;

(viii) operating margins or operating expenses;

(ix) value of the Common Stock or total return to stockholders;

(x) value of an investment in the Common Stock assuming the reinvestment of dividends;

(xi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, business expansion goals, implementation of efficiencies or cost savings, cost targets, employee satisfaction, management of employment practices and employee benefits, or supervision of litigation or information technology goals, or goals relating to acquisitions or divestitures of subsidiaries, Affiliates or joint ventures; and/or

(xii) a combination of any or all of the foregoing criteria.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. If and to the extent permitted under Section 162(m) of the Code, the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period.

(c) Calculation of Performance-Based Award. At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals established pursuant to this Section are achieved and the extent to which each performance-based Award has been earned. The Committee may not exercise its discretion to enhance the value of an Award that is subject to performance-based conditions imposed under this Section.

10. Capital Changes, Reorganization, Sale.

(a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares issuable under the Plan, the maximum number and class of shares with respect to which options, SARs or other Awards may be granted to or earned by any employee in any calendar year, the number and class of shares and the exercise price per share covered by each outstanding option, the number and class of shares and the base price per share covered by each outstanding SAR, and the number and class of shares covered by each outstanding stock unit or other Award, and any per-share base or purchase price or target market price included in the terms of any such Award, and related terms shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Corporation’s capital stock.

(b) Cash, Stock or Other Property for Stock. Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), all optionees shall be permitted to exercise their outstanding options in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding options which are not exercised before the Exchange Transaction shall thereupon terminate. Notwithstanding the preceding sentence, if, as part of an Exchange Transaction, the stockholders of the Corporation receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then all outstanding options shall be converted into options to purchase shares of Exchange Stock. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock shall receive in the Exchange Transaction and, unless the Board determines otherwise, the vesting conditions with respect to the converted options shall be substantially the same as the vesting conditions set forth in the original Grant Agreement. The Board, acting in its discretion, may accelerate vesting of non-vested stock Awards and other Awards, provide for cash settlement and/or make such other adjustments to the terms of any outstanding Award as it deems appropriate in the context of an Exchange Transaction.

(c) Definition of Exchange Transaction. For purposes hereof, the term “Exchange Transaction” means a merger (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition or disposition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Corporation or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Corporation receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

(d) Fractional Shares. In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such Award shall cover only the number of full shares resulting from the adjustment.

(e) Determination Final. All adjustments under this Section shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

11. Tax Withholding. As a condition to the exercise of any Award or the delivery of any shares of Common Stock pursuant to any Award or the lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Corporation or an Affiliate relating to an Award (including, without limitation, an income tax deferral arrangement pursuant to which employment tax is payable currently), the Corporation and/or the Affiliate may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an Award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Corporation to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section by electing to have the Corporation withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a fair market value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules); provided, however, that no shares may be withheld if and to the extent that such withholding would result in the recognition of additional accounting expense by the Corporation.

12. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may have an adverse effect on a holder’s rights under an outstanding Award without the holder’s written consent. Any amendment that would increase the aggregate number of shares of Common Stock issuable under the Plan or the maximum number of shares with respect to which options, SARs or other Awards may be granted to any employee in any calendar year, or that would modify the class of persons eligible to receive Awards shall be subject to the approval of the Corporation’s stockholders. The Committee may amend the terms of any Grant Agreement or Award made hereunder at any time and from time to time, provided, however, that any amendment which would have an adverse effect on a holder’s rights under an outstanding Award may not be made without the holder’s written consent.

13. General Provisions.

(a) Shares Issued Under Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Corporation in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan.

(b) Compliance with Law. The Corporation shall not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

(c) Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Corporation may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Corporation may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d) No Employment or other Rights. Nothing contained in the Plan or in any Grant Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other service with the Corporation or an Affiliate or interfere in any way with the right of the Corporation and its Affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other service.

(e) Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

(f) Nonexclusivity of the Plan. No provision of the Plan, and neither its adoption by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and Awards which do not qualify as “performance-based compensation” under Section 162(m) of the Code.

14. Governing Law. All rights and obligations under the Plan and each Grant Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

15. Term of the Plan. The Plan shall become effective on the date it is approved by the Corporation’s stockholders (the “Effective Date”). Unless sooner terminated by the Board, the Plan shall terminate on tenth anniversary of the Effective Date. The rights of any person with respect to an Award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan, as each is then in effect or is thereafter amended.